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                                                                     EXHIBIT 3.3

                             CERTIFICATE OF MERGER
                                       OF
                               POOLMART USA INC.
                                      INTO
                            LESLIE'S POOLMART, INC.
                         (Pursuant to 8 Del. C (S) 251)

     LESLIE'S POOLMART, INC., a Delaware corporation, hereby certifies that:

     1. The name and state of incorporation of each of the constituent corporations are:

               (a) Poolmart USA Inc., a Delaware corporation; and

               (b) Leslie's Poolmart, Inc., a Delaware corporation.

     2. An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the provisions of Section 251 of the General Corporation Law of the State of Delaware.

     3. The surviving corporation shall be Leslie's Poolmart, Inc-, a Delaware corporation.

     4. The Certificate of Incorporation of Leslie's Poolmart, Inc., as in effect on the date on which the merger is effective, shall be the Certificate of incorporation of Leslie's Poolmart, Inc. as the surviving corporation without change or amendment until further amended in accordance with, the provisions thereof and applicable law.

     5. The executed Agreement and Plan of Merger is on file at an office of Leslie's Poolmart, Inc. located at:

          20630 Plummer St.
          Chatsworth, California 91311

     6. A copy of the Agreement and Plan of Merger will be furnished by Leslie's Poolmart, Inc., on request and without cost, to any stockholder of any of the constituent corporations.

     IN WITNESS WHEREOF, LESLIE'S POOLMART, INC. has caused this certificate to be executed by a duly authorized officer as of this 11th day of June, 1997.

                              LESLIE'S POOLMART, INC.,

                              a Delaware corporation

                              By: /s/ Brian P. McDermott
                                 ------------------------------
                                  Brian P. McDermott
                                  President and Chief
                                  Executive Officer